EXHIBIT 10.70

STOCK BONUS AWARD AGREEMENT

THIS AGREEMENT is made as of this          day of             , 20     between Kindred Healthcare, Inc., a Delaware corporation and its successors (the “Company”), and                      (the “Participant”).

WHEREAS, the Company adopted and maintains the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated (the “Plan”);

WHEREAS, the Plan provides for the award to participants in the Plan of stock bonuses of common stock of Kindred Healthcare, Inc., par value $.25 per share (the “Common Stock”).

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Stock Bonus. Pursuant and subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant                      (            ) shares of Common Stock (the “Shares,” and this grant shall be referred to herein as the “Award”). All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

2. Vesting of Shares. The Shares subject to this Award shall vest and become fully transferable without restriction as of the date hereof and the Company shall promptly deliver to Participant a certificate representing the Shares, subject to any reduction in the number of Shares to satisfy any withholding taxes.

3. Modification and Waiver. Except as provided in the Plan with respect to determinations of the Committee and subject to the Company’s right to amend the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

4. Rights as Stockholder. Participant shall be considered a stockholder of the Company with respect to all the Shares and shall have all rights appurtenant thereto, including the right to vote or consent to all matters that may be presented to the stockholders and to receive all dividends and other distributions paid on such Shares.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan and a Plan prospectus.

7. Incorporation of Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if stated herein. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern.

8. Entire Agreement. This Agreement and the Plan represent the final, complete and total agreement of the parties hereto respecting the Shares and the matters discussed herein and this Agreement supersedes any and all previous agreements and understandings, whether written, oral or otherwise, relating to the Shares and such matters.

9. No Contract of Employment. This Agreement shall not confer upon the Participant any right with respect to the continuation of such Participant’s employment by the Company or prohibit the Company at any time from terminating such employment or increasing or decreasing the base salary or other compensation for such Participant.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan, as of the day and year first above written.

KINDRED HEALTHCARE, INC.

By:	Richard A. Lechleiter
Title:	Executive Vice President and
Chief Financial Officer

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